TeraWulf Reports Second Quarter 2025 Results
On schedule and on budget to deliver 72.5 MW of gross HPC hosting infrastructure to Core42 in 2025.
Advanced process to secure additional HPC customers; targeting 200–250 MW operational by year-end 2026.
BTC mining capacity increased 45.5% year-over-year to 12.8 EH/s.
EASTON, Md. – August 8, 2025 – TeraWulf Inc. (Nasdaq: WULF) (“TeraWulf” or the “Company”), which owns and operates vertically integrated, next-generation digital infrastructure primarily powered by zero-carbon energy, today announced its financial results for the second quarter ended June 30, 2025.
Second Quarter 2025 GAAP Operational & Financial Highlights
•Revenue was $47.6 million, compared to $35.6 million in Q2 2024.
•Cost of revenue (excluding depreciation) was $22.1 million, compared to $13.9 million in Q2 2024.
•BTC mining capacity grew 45.5% year-over-year to 12.8 EH/s.

Key GAAP Metrics ($ in thousands)	Three Months Ended Q2 2025	Three Months Ended Q2 2024
Revenue	$47,636	$35,574
Cost of revenue (exclusive of depreciation)	$22,094	$13,918
Cost of revenue as % of revenue	46.4%	39.1%
Second Quarter 2025 Non-GAAP Operational and Financial Highlights
•Self-mined 485 bitcoin at the Lake Mariner Facility, compared to 699 bitcoin in Q2 2024. As anticipated, the year-over-year change was primarily driven by the April 2024 halving and the strategic divestiture of the Nautilus Cryptomine facility in October 2024.
•Total value of self-mined bitcoin1 was $47.6 million, compared to $46.1 million in Q2 2024.
•Power cost per bitcoin was $45,555, compared to $22,954 in Q2 2024, reflecting the halving, rising network difficulty, and short-term power price volatility.
•Adjusted EBITDA was $14.5 million, compared to $19.5 million in Q2 2024.
1 Excludes bitcoin earned from profit sharing associated with a hosting agreement that expired in February 2024 at the Lake Mariner Facility and includes TeraWulf's net share of bitcoin produced at the Nautilus Cryptomine Facility in Q2 2024.

Key Non-GAAP Metrics[2]	Three Months Ended Q2 2025	Three Months Ended Q2 2024
Bitcoin Self-Mined[3]	485	699
Value per Bitcoin Self-Mined[4]	$98,219	$65,984
Power Cost per Bitcoin Self-Mined	$45,555	$22,954
TeraWulf operational hashrate (EH/s)[5]	12.2	8.0
Management Commentary
“TeraWulf continues to execute on its strategy to develop scalable, sustainable digital infrastructure to support both high-performance computing (HPC) hosting and proprietary Bitcoin mining,” said Paul Prager, Chief Executive Officer of TeraWulf. “During the second quarter, we made remarkable progress toward delivering Core42’s contracted 72.5 MW of HPC capacity. The Company commenced earning revenues in July with its delivery of WULF Den and expects delivery of and revenue generation for CB-1 this month and CB-2 in the fourth quarter, as previously guided. At the same time, we are in advanced discussions to expand HPC hosting deployments at Lake Mariner and are actively pursuing additional sites to support our long-term growth pipeline.”
Prager continued, “We continue to see strong demand from enterprise and hyperscale customers for low-cost, zero-carbon compute infrastructure. At Lake Mariner, we have secured interconnection approval to draw 500 MW from the grid, with additional approvals pending to reach up to 750 MW. Our ability to scale quickly provides a meaningful advantage in today’s race to secure power and compute capacity. We remain laser-focused on expanding our platform to meet customer demand and building a high-value business with long-term, durable cash flow.”
Patrick Fleury, Chief Financial Officer, added, “We will begin recognizing revenue from HPC hosting in the third quarter of 2025, marking a key inflection point in our financial profile. With our previously announced financing strategies underway and a disciplined approach to capital allocation, we are confident in our ability to scale responsibly while driving meaningful value for shareholders.”
Second Quarter 2025 GAAP Financial Results
Revenue for the second quarter increased 34% year-over-year to $47.6 million, reflecting a higher average bitcoin price and expanded mining capacity partially offset by anticipated headwinds from the April 2024 halving and increased network difficulty.
Cost of revenue, exclusive of depreciation, increased 59% year-over-year to $22.1 million, driven by greater infrastructure utilization and slightly higher power costs in Upstate New York.
2 The Company's share of the earnings or losses of operating results at the Nautilus Cryptomine Facility in Q2 2024 is reflected within "Equity in net income (loss) of investee, net of tax" in the condensed consolidated statements of operations. Accordingly, operating results of the Nautilus Cryptomine Facility are not reflected in revenue, cost of revenue or cost of operations lines in TeraWulf's condensed consolidated statements of operations. The Company uses these metrics as indicators of operational progress and effectiveness and believes they are useful to investors for the same purposes and to provide comparisons to peer companies. All figures except Bitcoin Self-Mined are estimates.
3 Excludes bitcoin earned from profit sharing associated with a bitcoin miner hosting agreement that expired in February 2024 at the Lake Mariner Facility and includes TeraWulf’s net share of bitcoin mined at the Nautilus Cryptomine Facility, based on the hashrate share attributed to the Company.
4 Computed as the weighted-average opening price of bitcoin on each respective day the self-mined bitcoin is earned.
5 While nameplate at the Lake Mariner Facility was 12.8 EH/s as of June 30, 2025 and was 8.8 EH/s for TeraWulf’s two facilities as of June 30, 2024, actual operational hashrate depends on a variety of factors, including (but not limited to) performance tuning to increase efficiency and maximize margin, scheduled outages (scopes to improve reliability or performance), unscheduled outages, curtailment due to participation in various cash generating demand response programs, derate of ASICS due to adverse weather and ASIC maintenance and repair.

Liquidity and Capital Resources
As of June 30, 2025, the Company held $90.0 million in cash and cash equivalents and bitcoin. Total outstanding debt was approximately $500.0 million, consisting of the Company's 2.75% convertible senior notes due 2030. As of August 6, 2025, TeraWulf had 391,926,373 shares of common stock outstanding.
Investor Conference Call and Webcast
TeraWulf expects to file its quarterly report on Form 10-Q for the second quarter ended June 30, 2025 after market close on Friday, August 8, 2025. The Company is rescheduling its previously announced earnings conference call, originally set for 8:00 a.m. Eastern Time on August 8, to early next week.
The rescheduled date and time will be announced via a subsequent press release and posted in the “Events & Presentations” section of the Company’s website at https://investors.terawulf.com/events-and-presentations/.
About TeraWulf
TeraWulf develops, owns, and operates environmentally sustainable, industrial-scale data center infrastructure in the United States, purpose-built for high-performance computing (HPC) hosting and bitcoin mining. Led by a team of veteran energy infrastructure entrepreneurs, TeraWulf is committed to innovation and operational excellence, with a mission to lead the market in large-scale digital infrastructure by serving both its own compute requirements and those of top-tier HPC clients as a trusted hosting partner.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements include statements concerning anticipated future events and expectations that are not historical facts. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements. In addition, forward-looking statements are typically identified by words such as “plan,” “believe,” “goal,” “target,” “aim,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “seek,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “strategy,” “opportunity,” “predict,” “should,” “would” and other similar words and expressions, although the absence of these words or expressions does not mean that a statement is not forward-looking. Forward-looking statements are based on the current expectations and beliefs of TeraWulf’s management and are inherently subject to a number of factors, risks, uncertainties and assumptions and their potential effects. There can be no assurance that future developments will be those that have been anticipated. Actual results may vary materially from those expressed or implied by forward-looking statements based on a number of factors, risks, uncertainties and assumptions, including, among others: (1) the ability to mine bitcoin profitably; (2) our ability to attract additional customers to lease our HPC data centers; (3) our ability to perform under our existing data center lease agreements (4) changes in applicable laws, regulations and/or permits affecting TeraWulf’s operations or the industries in which it operates; (5) the ability to implement certain business objectives, including its bitcoin mining and HPC data center development, and to timely and cost-effectively execute related projects; (6) failure to obtain adequate financing on a timely basis and/or on acceptable terms with regard to expansion or existing operations; (7) adverse geopolitical or economic conditions, including a high inflationary environment, the implementation of new tariffs and more restrictive trade regulations; (8) the potential of cybercrime, money-laundering, malware infections and phishing and/or loss and interference as a result of equipment malfunction or break-down, physical disaster, data security breach, computer malfunction or sabotage (and the costs associated with any of the foregoing); (9) the availability and cost of power as well as electrical infrastructure equipment necessary to maintain and grow the business and operations of TeraWulf; and (10) other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”). Potential investors, stockholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. TeraWulf does not assume any obligation to publicly update any forward-looking statement after it was made, whether as a result of new information, future events or otherwise, except as required by law or regulation. Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in the Company’s filings with the SEC, which are available at www.sec.gov.
Non-GAAP Measures
We have not provided reconciliations of preliminary and projected Adjusted EBITDA to the most comparable GAAP measure of net income/(loss). Providing net income/(loss) is potentially misleading and not practical given the difficulty of projecting event-driven transactional and other non-core operating items that are included in net income/(loss), including but not limited to asset impairments and income tax valuation adjustments. Reconciliations of this non-GAAP measure with the most comparable GAAP measure for historical periods is indicative of the reconciliations that will be prepared upon completion of the periods covered by the non-GAAP guidance. Please reference the “Non-GAAP financial information” accompanying our quarterly earnings conference call presentations on our website at www.terawulf.com/investors for our GAAP results and the reconciliations of these measures, where used, to the comparable GAAP measures.
Investors:
Investors@terawulf.com

Media:
media@terawulf.com

CONSOLIDATED BALANCE SHEETS
AS OF JUNE 30, 2025 AND DECEMBER 31, 2024
(In thousands, except number of shares, per share amounts and par value)

	June 30, 2025	December 31, 2024
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$89,993	$274,065
Accounts receivable	1,172	475
Digital currency	—	476
Prepaid expenses	2,939	2,493
Other receivables	4,524	3,799
Other current assets	487	123
Total current assets	99,115	281,431
Property, plant and equipment, net	604,760	411,869

Goodwill	55,457	—
Operating lease right-of-use asset	92,735	85,898
Finance lease right-of-use asset	7,114	7,285
Restricted cash	1,425	—
Other assets	8,802	1,028
TOTAL ASSETS	869,408	787,511

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	38,834	24,382
Accrued construction liabilities	20,929	16,520
Accrued compensation	4,078	4,552
Accrued interest	2,292	2,559
Other accrued liabilities	6,135	2,414
Other amounts due to related parties	15	1,391
Deferred revenue	687	—
Contingent consideration liabilities	30,000	—
Current portion of deferred rent liability	47,716	—
Current portion of operating lease liability	616	25
Current portion of finance lease liability	2	2
Total current liabilities	151,304	51,845
Deferred rent liability, net of current portion	42,284	—
Operating lease liability, net of current portion	11,255	3,427
Finance lease liability, net of current portion	290	292
Convertible notes	488,716	487,502
Other liabilities	1,227	—
TOTAL LIABILITIES	695,076	543,066

Commitments and Contingencies (See Note 12)

STOCKHOLDERS’ EQUITY:
Preferred stock, $0.001 par value, 100,000,000 authorized at June 30, 2025 and December 31, 2024; 9,566 issued and outstanding at June 30, 2025 and December 31, 2024; aggregate liquidation preference of $13,248 and $12,609 at June 30, 2025 and December 31, 2024, respectively	9,273	9,273
Common stock, $0.001 par value, 600,000,000 authorized at June 30, 2025 and December 31, 2024; 414,599,543 and 404,223,028 issued and outstanding at June 30, 2025 and December 31, 2024, respectively	415	404
Additional paid-in capital	728,217	685,261
Treasury stock at cost, 24,468,750 and 18,568,750 at June 30, 2025 and December 31, 2024, respectively	(151,509)	(118,217)

Accumulated deficit	(412,064)	(332,276)
Total stockholders' equity	174,332	244,445
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$869,408	$787,511
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2025, AND 2024
(In thousands, except number of shares and loss per common share)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

Revenue	$47,636	$35,574	$82,041	$78,007

Costs and expenses:
Cost of revenue (exclusive of depreciation shown below)	22,094	13,918	46,647	28,326
Operating expenses	2,039	797	3,183	1,582
Operating expenses – related party	1,475	875	3,223	1,763
Selling, general and administrative expenses	9,996	9,113	56,569	21,402
Selling, general and administrative expenses – related party	4,292	2,803	7,863	5,423
Depreciation	18,786	14,133	34,360	29,221
(Gain) loss on fair value of digital currency, net	(887)	700	(17)	(629)
Change in fair value of contingent consideration	1,600	—	1,600	—
Loss on disposals of property, plant, and equipment	3,831	—	3,831	—
Total costs and expenses	63,226	42,339	157,259	87,088

Operating loss	(15,590)	(6,765)	(75,218)	(9,081)
Interest expense	(4,012)	(5,325)	(8,061)	(16,370)
Loss on extinguishment of debt	—	—	—	(2,027)
Interest income	1,232	447	3,491	947
Loss before income tax and equity in net income of investee	(18,370)	(11,643)	(79,788)	(26,531)
Income tax benefit	—	—	—	—
Equity in net income of investee, net of tax	—	767	—	6,042
Net loss	$(18,370)	$(10,876)	$(79,788)	$(20,489)

Loss per common share:
Basic and diluted	$(0.05)	$(0.03)	$(0.21)	$(0.07)

Weighted average common shares outstanding:
Basic and diluted	386,895,095	340,662,826	385,032,650	315,714,178
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 2025, AND 2024
(In thousands)

	Six Months Ended June 30,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(79,788)	$(20,489)
Adjustments to reconcile net loss to net cash provided by operating activities:
Amortization of debt issuance costs, commitment fees and accretion of debt discount	1,215	10,691
Related party expense settled with respect to common stock	2,375	—
Stock-based compensation expense	39,978	11,773
Depreciation	34,360	29,221
Amortization of right-of-use asset	1,435	503
Revenue recognized from digital currency mined and hosting services	(82,041)	(77,477)
Gain on fair value of digital currency, net	(17)	(629)
Proceeds from sale of digital currency	—	97,559
Digital currency paid as consideration for services	—	210
Change in fair value of contingent consideration	1,600	—
Loss on disposals of property, plant, and equipment	3,831	—
Loss on extinguishment of debt	—	2,027
Equity in net income of investee, net of tax	—	(6,042)
Changes in operating assets and liabilities:
Increase in accounts receivable	(544)	—
(Increase) decrease in prepaid expenses	(3,259)	1,690
Increase in other receivables	(670)	(1,553)
(Increase) decrease in other current assets	(357)	301
(Increase) decrease in other assets	(7,700)	22
Increase (decrease) in accounts payable	355	(6,267)
Increase (decrease) in accrued compensation, accrued interest and other accrued liabilities	1,083	(1,946)
Decrease in other amounts due to related parties	(750)	(344)
Increase in deferred revenue	687	—
Increase in deferred rent liability	90,000	—
Decrease in operating lease liability	(43)	(23)
Decrease in other liabilities	(73)	—
Net cash provided by operating activities	1,677	39,227

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of and deposits on plant and equipment	(213,629)	(93,579)
Proceeds from sales of property, plant and equipment	1,882	—
Acquisition of a business, net of cash acquired	(2,731)	—
Proceeds from sale of digital currency	82,382	—
Net cash used in investing activities	(132,096)	(93,579)

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on long-term debt	—	(63,568)
Payments of prepayment fees associated with early extinguishment of long-term debt	—	(314)
Principal payments on insurance premium and property, plant and equipment financing	—	(1,570)
Proceeds from issuance of common stock, net of issuance costs paid of $0 and $615	—	173,237
Proceeds from exercise of warrants	—	1,901
Purchase of treasury stock	(33,292)	—
Payments of tax withholding related to net share settlements of stock-based compensation awards	$(18,936)	$(5,664)
Net cash (used in) provided by financing activities	$(52,228)	$104,022

Net change in cash and cash equivalents	(182,647)	49,670
Cash, cash equivalents and restricted cash at beginning of period	274,065	54,439
Cash, cash equivalents and restricted cash at end of period	91,418	104,109

Cash paid during the period for:
Interest	7,114	6,214
Income taxes	$—	$—
Non-GAAP Measure
The Company presents Adjusted EBITDA, which is not a measurement of financial performance under generally accepted accounting principles in the United States (“U.S. GAAP”). The Company defines non-GAAP “Adjusted EBITDA” as net loss adjusted for: (i) impacts of interest, taxes, depreciation and amortization; (ii) stock-based compensation expense, amortization of right-of-use asset, related party expense settled with respect to Common Stock, which are non-cash items that the Company believes are not reflective of its general business performance and for which the accounting requires management judgment, and the resulting expenses could vary significantly in comparison to other companies; (iii) equity in net income of investee, net of tax, related to Nautilus; (iv) interest income which management believes is not reflective of the Company’s ongoing operating activities; (v) acquisition-related transaction costs which management believes is not reflective of the Company’s ongoing operating activities; and (vi) loss on extinguishment of debt and loss on disposals of property, plant and equipment, which are not reflective of the Company’s general business performance. The

Company’s Adjusted EBITDA also included the impact of distributions from investee received in bitcoin related to a return on the Nautilus investment, which management believes, in conjunction with excluding the impact of equity in net income of investee, net of tax, is reflective of assets available for the Company’s use in its ongoing operations as a result of its investment in Nautilus.
Management believes that providing this non-GAAP financial measure allows for meaningful comparisons between the Company's core business operating results and those of other companies, and provides the Company with an important tool for financial and operational decision making and for evaluating its own core business operating results over different periods of time. In addition to management's internal use of non-GAAP Adjusted EBITDA, management believes that adjusted EBITDA is also useful to investors and analysts in comparing the Company’s performance across reporting periods on a consistent basis. Management believes the foregoing to be the case even though some of the excluded items involve cash outlays and some of them recur on a regular basis (although management does not believe any of such items are normal operating expenses necessary to generate the Company’s bitcoin related revenues). For example, the Company expects that share-based compensation expense, which is excluded from Adjusted EBITDA, will continue to be a significant recurring expense over the coming years and is an important part of the compensation provided to certain employees, officers, directors and consultants. Additionally, management does not consider any of the excluded items to be expenses necessary to generate the Company’s bitcoin related revenue.
The Company's Adjusted EBITDA measure may not be directly comparable to similar measures provided by other companies in the Company’s industry, as other companies in the Company’s industry may calculate non-GAAP financial results differently. The Company's Adjusted EBITDA is not a measurement of financial performance under U.S. GAAP and should not be considered as an alternative to net loss or any other measure of performance derived in accordance with U.S. GAAP. Although management utilizes internally and presents Adjusted EBITDA, the Company only utilizes that measure supplementally and does not consider it to be a substitute for, or superior to, the information provided by U.S. GAAP financial results. Accordingly, Adjusted EBITDA is not meant to be considered in isolation of, and should be read in conjunction with, the information contained in the Company’s consolidated financial statements, which have been prepared in accordance with U.S. GAAP.

The following table is a reconciliation of the Company’s non-GAAP Adjusted EBITDA to its most directly comparable U.S. GAAP measure (i.e., net loss) for the periods indicated (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net loss	$(18,370)	$(10,876)	$(79,788)	$(20,489)
Adjustments to reconcile net loss to non-GAAP Adjusted EBITDA:
Equity in net income of investee, net of tax	—	(767)	—	(6,042)
Distributions from investee, related to Nautilus	—	7,065	—	19,087
Income tax benefit	—	—	—	—
Interest income	(1,232)	(447)	(3,491)	(947)
Loss on disposals of property, plant, and equipment	3,831	—	3,831	—
Loss on extinguishment of debt	—	—	—	2,027
Change in fair value of contingent consideration	1,600	—	1,600	—
Interest expense	4,012	5,325	8,061	16,370
Depreciation	18,786	14,133	34,360	29,221
Amortization of right-of-use asset	750	251	1,435	503
Stock-based compensation expense	1,304	4,842	39,978	11,773
Related party expense settled with respect to common stock	2,375	—	2,375	—
Acquisition-related transaction costs	1,475	—	1,475	—
Non-GAAP Adjusted EBITDA	$14,531	$19,526	$9,836	$51,503